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                         PENRIL DATACOMM NETWORKS, INC.

               SPECIAL MEETING OF SHAREHOLDERS, NOVEMBER 15, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Richard D. Rose or C. P. Houston as proxy, each with power to appoint his substitute, and hereby authorizes each of them to vote as directed below all the shares of common stock, $.01 par value, of Penril DataComm Networks, Inc. ("Penril") which the undersigned would be entitled to vote, if personally present, at the Special Meeting of Shareholders of Penril to be held at 1201 Quince Orchard Blvd., Gaithersburg, Maryland, on November 15, 1996 at 9 o'clock A.M. (local time), or any postponement or adjournments thereof.

SINGLE PROPOSAL TO

1. APPROVE THE TRANSFER AND CONTRIBUTION of Penril's and each of its subsidiaries (other than Penril International, Ltd., a United States Virgin Islands corporation, and Penril DataComm Ltd., a United Kingdom corporation) remote access products business and substantially all of their other businesses, assets and liabilities unrelated to Penril's modem business to Access Beyond, Inc. ("Access Beyond"), a Delaware corporation and wholly-owned subsidiary of Penril, and the distribution and transfer to shareholders of Penril all of the outstanding capital stock of Access Beyond (the "Spin-off Transaction"); and

2. APPROVE AND ADOPT THE PLAN AND AGREEMENT OF MERGER dated as of June 16, 1996, as amended on August 5, 1996 (the "Merger Agreement"), between Penril, Bay Networks, Inc. ("Bay"), a Delaware corporation; and Beta Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Bay ("Merger Sub"), and the Merger of Merger Sub with and into Penril upon the terms and subject to the conditions thereof (the "Merger"), pursuant to which Penril will become a wholly-owned subsidiary of Bay and shares of common stock of Penril will be converted into the right to receive the number of shares of common stock, $.01 par value, of Bay ("Bay Common Stock"), as is equal to the Conversion Ratio, determined by dividing $10.00 by the average closing price for Bay Common Stock on the New York Stock Exchange for a specified period prior to closing, on the terms and subject to the conditions set forth in the Merger Agreement. Options to purchase common stock of Penril will be assumed by Bay and converted into options to acquire shares of Bay Common Stock on the terms and subject to the conditions set forth in the Merger Agreement and in the award agreements pursuant to which such options were awarded.

                      (Continued, and to be dated and signed, on the other side)

(Continued from the other side)

    The proposal to approve the Spin-off Transaction and the Merger will be voted upon as a single proposal.

            FOR / /               AGAINST / /               ABSTAIN / /

    This Proxy, when properly executed, will be voted in the manner directed above. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE SPIN-OFF TRANSACTION, THE MERGER AGREEMENT AND THE MERGER.

    The undersigned acknowledges receipt from Penril prior to the execution of
this Proxy of the Proxy Statement dated October     , 1996.

                                                   Please sign exactly as name
                                                   appears below.

                                                   Date:                  , 1996

                                                   -----------------------------
                                                             Signature

                                                   When shares are held by joint
                                                   tenants, either may sign.
                                                   When signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, please
                                                   give full title as such. If a
                                                   corporation, please sign in
                                                   full corporate name by the
                                                   President or other authorized
                                                   officer. If a partnership,
                                                   please sign in partnership
                                                   name by an authorized person.

                                                   PLEASE SIGN, DATE AND RETURN
                                                   THIS PROXY PROMPTLY USING THE
                                                        ENCLOSED ENVELOPE.

                                                   / / If you plan to attend the
                                                   Special Meeting, please check
                                                   this box.

                                   Proxy Card